Exhibit 99.2

The Brightline Letter

August 2026

To Our Shareholders, Partners, Customers, and Employees,

Today we announced that The Glimpse Group becomes Brightline Interactive, and our Nasdaq ticker will change from GGRP to BTLN.

A new name and a new ticker are visible changes and are the clearest public expression yet of a transformation that has been underway for months.

On June 1, 2026, our new Board of Directors and leadership team assumed responsibility for the Company with a straightforward objective: focus the resources, people, technology, relationships, and public-market platform we inherited around the opportunity we believe has the greatest potential to create long-term value.

That opportunity is Brightline.

I wrote in June about the foundation behind Brightline and SpatialCore; more than a decade of work in spatial computing, real-world data, simulation, defense, and interoperability led us to a problem that the broader technology market is only now beginning to confront at scale.

This letter is about what we have done since June 1, what we have learned, the challenges in front of us, and why we have chosen to concentrate the public company around Brightline and its role in the emerging Physical AI economy.

A Focused Company

One of the first questions our Board and management team asked was simple:

If we were building this company today, knowing everything we now know, where would we put our time, capital, and attention?

The answer was clear. We would build Brightline.

The former Glimpse model was built around a portfolio of companies and technologies. We inherited pieces of that organization that no longer fit the direction we believe offers shareholders the greatest opportunity. We have moved decisively to divest or discontinue non-core operations and concentrate our management attention and resources around Brightline and SpatialCore.

The Glimpse Group rebranding as Brightline represents our new and unified focus.

GGRP represented the company we inherited. BTLN represents the company we are building.

Building Leadership for the Opportunity Ahead

Over the last several months we have been focused on ensuring we have the right people with the experience and know-how to inform us to make the decisions that will help us move the company forward quickly and decisively.

We wanted a Board capable of helping management make consequential decisions during an important period in the Company’s development.

Each director was selected for a different reason.

21745 Red Rum Dr., Suite 242, Ashburn, VA 20147 || brightlineinteractive.com

Our Board Chairman, Admiral Scott Swift, USN (Ret.), spent more than four decades in the United States Navy, ultimately commanding the U.S. Pacific Fleet. Major General Pete Fesler, USAF (Ret.), spent his career operating at the tactical, operational, and strategic levels and later served at senior levels within the Department of Defense’s data and artificial intelligence enterprise.

Their importance to Brightline goes far beyond their resumes.

Scott and Pete have seen what happens when extraordinarily capable systems cannot share information effectively. They understand distributed operations, command and control, autonomy, data, and the speed at which decisions increasingly must occur. Fundamentally, they understand that adding more sophisticated individual systems does not solve the larger challenge if those systems cannot operate from a shared understanding of the world around them.

The remaining members of the board are vital in our ability to scale Brightline and to anticipate and meet market demand. Brian Archer brings decades of experience in global capital markets and financial discipline. Tamar Elkeles brings extensive experience scaling technology organizations, developing talent, and leading organizational transformation.

Their belief in the strategic application of SpatialCore has strengthened ours.

Our Board members did not join simply because we built interesting software. They are helping us think through what becomes possible if the architecture we have developed can be scaled across many systems, programs, organizations, and eventually industries. Their perspective has been invaluable as we have determined where to focus Brightline’s resources and how aggressively to pursue the opportunity ahead.

Our Lines of Effort

With the Company’s focus established and the right leadership around the table, we organized our strategy around these primary lines of effort:

Revenue and partnerships.

Each reinforces the other.

●	Revenue proves customer value.

●	Partnerships expand what we can offer and where we can offer it.

That framework has guided much of what we have done since June 1.

Revenue: Turning Technology Into a Scalable Business

Brightline has spent years proving its technology in environments where interoperability is not theoretical.

The majority of our historical revenue has come from military and special operations customers. Those relationships remain extremely important to us. They have given our team direct exposure to complex operational requirements, demanding users, heterogeneous technologies, and real-world constraints that would be extraordinarily difficult to recreate in a commercial laboratory.

However, government funding cycles can move slowly, and we believe no scalable infrastructure company should depend upon a single customer category.

21745 Red Rum Dr., Suite 242, Ashburn, VA 20147 || brightlineinteractive.com

We are therefore pursuing a broader revenue strategy.

Within government, we are advancing opportunities beyond our traditional defense base into civil federal agencies and state-level programs where the same underlying need exists: many systems, many data sources, many vendors, and no efficient way to create a shared understanding of the physical environment.

At the same time, we are building a growing pipeline of commercial and industrial opportunities. SpatialCore was intentionally designed so that work performed for one customer can create reusable value for the next.

When a customer pays Brightline to integrate a new sensor, platform, data source, or operational system into SpatialCore, we are not trying to build a one-off project that ends when the contract does. Our engineering model is designed to make the majority of that work reusable, turning customer-funded development into capabilities that can be applied again across additional programs and markets.

Platforms scale what people build.

Our objective is to use integration revenue to continue expanding the platform while creating a growing library of reusable connections that make each subsequent deployment faster and more valuable.

We believe our identified government integration opportunity pipeline exceeds $100 million. That figure is an opportunity pipeline, not contracted backlog.

With our present engineering, security, and contracting capacity, we believe we can competitively address less than $40 million of those identified opportunities. A meaningful portion of the remainder requires resources such as additional cleared personnel, security infrastructure, compliance capabilities, and scalable government-cloud environments.

This is both a challenge and an opportunity. Our problem is not a lack of places to apply SpatialCore, it is our ability to move fast enough to capture them.

Partnerships: Scaling Without Having to Build Everything

Our second line of effort is partnerships.

We believe our position in the technology stack gives Brightline an unusual strategic advantage.

We do not need to build the drone, the robot, the radar, autonomy engine, AI model, sensor, or command application.

Most importantly, we do not need to compete with the companies that do.

SpatialCore is designed to sit beneath those solutions, providing access to an up-to-date, shared understanding of real-world data that allows their products to participate in a much larger ecosystem.

I often describe Brightline this way:

We are not trying to be performers. We are building the stage upon which they can stand.

We allow companies that might otherwise appear to be competitors to become partners, customers, suppliers or all three.

Since June 1, we have made establishing those relationships a significant management priority. We are building relationships across autonomy, sensors, AI, communications, robotics, defense technology, and other parts of the emerging Physical AI stack.

21745 Red Rum Dr., Suite 242, Ashburn, VA 20147 || brightlineinteractive.com

Our recently announced relationship with Swarmer is an early example of the model.

The value of that relationship is not simply a joint announcement. The strategic objective is to combine complementary capabilities, pursue customers together, integrate products, increase the amount and diversity of real-world information available to AI systems, and ultimately create economic value for both companies.

We intend to pursue similar relationships across the ecosystem.

The more capable our partners become, the more valuable the interoperability layer connecting them can become.

This is a fundamentally different competitive position from trying to own every piece of the stack ourselves.

How We Intend to Make Money

Infrastructure is not always an exciting word.

Some of the most valuable companies in technology have been built by providing infrastructure that makes everyone else’s products more useful.

Our emerging business model has two primary components.

The first is integration.

Customers pay Brightline to connect their systems, sensors, platforms, data, or applications into SpatialCore. That work creates near-term revenue while expanding the platform itself.

The second is consumption.

Once integrated, customers can use SpatialCore continuously across missions, operations, simulations, AI workflows, and autonomous-system interactions. Our objective is for that usage to generate recurring revenue based on consumption rather than requiring customers to purchase a rigid, one-size-fits-all subscription.

The analogy we use internally is a toll road. We build the on-ramps, the lanes, and the infrastructure that allows traffic to move. We do not need to own the cars or the cargo. In fact, we believe the opposite philosophy is essential to Physical AI.

We do not believe the future should require organizations to surrender ownership of their data to participate in an AI ecosystem. We believe data needs to move securely, governed appropriately, and at extraordinary speed to wherever it can create value.

Physical AI systems will increasingly consume real-world information faster than human beings can organize, interpret, or distribute it manually.

Our goal is to make that movement possible and to participate economically as consumption across the network grows.

Integration builds the roads.

Consumption puts toll booths on them.

The infrastructure is designed around open interoperability, the success of the companies using those roads can increase the value of Brightline rather than diminish it.

21745 Red Rum Dr., Suite 242, Ashburn, VA 20147 || brightlineinteractive.com

Why This Market Matters

I have spent more than a decade watching the technologies beneath Physical AI mature.

For years, the pieces developed independently:

●	Computers became faster.
●	Sensors became cheaper and more capable.
●	Robotics improved.
●	Autonomous platforms proliferated.
●	AI models became dramatically more intelligent.

The world is now beginning to connect those pieces.

We believe the next two to five years could represent a period of extraordinary expansion in systems that perceive, reason, and act in the physical world.

Drones are one example, robotics is another. We believe the opportunity is much larger than either.

Manufacturing, energy, transportation, logistics, public safety, infrastructure, agriculture, defense, and countless other industries are increasingly deploying machines and AI systems that must understand and respond to real-world conditions.

Every one of those markets can build better individual machines.

As those machines multiply, the requirement for shared context becomes more important.

This is why I find infrastructure so compelling.

Brightline does not have to correctly predict which drone company wins, which robotics company dominates manufacturing, which AI model becomes the standard, or which autonomous platform becomes ubiquitous.

We intend to build technology that can help all of them communicate with the physical world and with one another.

That is the scale of the opportunity we are pursuing.

Why We Believe We Have Earned the Right to Pursue It

We are an early-stage public company with meaningful challenges in front of us.

We should be judged accordingly, but we are not beginning at zero.

For more than ten years, members of our team have worked alongside government and defense customers, learning their missions, their technology environments, their acquisition processes, and the operational problems they encounter when systems built by different organizations are expected to work together. We did not discover interoperability because Physical AI became an attractive market category. We encountered the problem years ago. In many cases, we were working with our customers on the architecture and technologies required to solve it before the scale of the problem was fully visible to them.

21745 Red Rum Dr., Suite 242, Ashburn, VA 20147 || brightlineinteractive.com

We understood that increasing the capability of each individual system would eventually create another problem: how do all of those increasingly intelligent systems share context, understand the same environment, and work together?

We began building toward that future before the market had a common name for it and experience has given us more than technology, it has given us customer intimacy.

We understand deeply how our government customers operate, where their systems break down, how technology reaches operational users, and why elegant demonstrations often fail when exposed to real-world missions.

We have trusted relationships developed over years with demanding government customers.

We have government contracting vehicles, including an Other Transaction Authority (OTA) and fundable Cooperative Research and Development Agreement (CRADA) relationships, that provide pathways into programs that are difficult and time-consuming to establish.

We have technology that has reached operational deployment and is being transitioned beyond the programs for which pieces of it were originally developed.

We have a team that has been working on spatial computing and real-world interoperability long before Physical AI became a widely used market category.

Most importantly, we have spent years learning why interoperability breaks in the real world, not merely how to demonstrate it in a laboratory.

We believe that experience has given Brightline a meaningful head start.

Now our job is to convert that head start into expanded execution.

What BTLN Means

A ticker symbol is only four letters. It does not create value, execution does.

Symbols can make commitments visible.

Today, BTLN makes ours visible.

We are no longer asking the market to look through a portfolio of unrelated businesses to find Brightline.

We are Brightline.

We are no longer allocating resources across multiple competing corporate identities. We are focused.

We are no longer describing SpatialCore as one opportunity among many. It is the foundation of our strategy.

Our goal over the coming years is to build Brightline into a company capable of contributing meaningfully to the infrastructure layer that allows Physical AI to scale globally.

There will be setbacks. Markets rarely develop in straight lines.

Government contracts will move slower than we want, partnerships will take time to mature, and products will need to evolve. And we understand those realities.

21745 Red Rum Dr., Suite 242, Ashburn, VA 20147 || brightlineinteractive.com

We also believe we are standing at the intersection of a technology we have spent years building, a problem we know intimately, and a market that is beginning to recognize the need we set out to solve.

That is a position worth pursuing aggressively.

To the shareholders who believed in Brightline before the market understood what we were building: thank you.

Your support helped get us here.

To the investors meeting us for the first time: welcome.

We intend to earn your confidence through execution and transparency.

To our customers and partners: you have shaped this technology as much as we have. Our job is to make what we have learned together useful at a much greater scale.

And to our team: the opportunity in front of us exists because of years of work that occurred long before anyone was paying attention.

Today is an important milestone.

But it is not the finish line.

It is Brightline.

Tyler H. Gates

President & Chief Executive Officer

Brightline Interactive

NASDAQ: BTLN

Cautionary Statement on Forward-Looking Statements

This letter contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements related to Brightline Interactive’s strategy, market position, product development, partnership activities, and business expansion plans. The words “believe,” “opportunity,” “objective,” “may,” “goal,” “will,” and “strategy” or the negative of this word or other similar terms are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this letter are based upon current plans and strategies of Brightline Interactive and reflect their current assessment of the risks and uncertainties related to their business as of the date of this letter. Brightline Interactive assumes no obligation to update any forward-looking statements contained in this letter except as required by law. Such statements are subject to known and unknown risks, uncertainties, and assumptions, and actual results could differ materially from those expressed or implied. Factors that may cause actual results to differ materially include, without limitation, market conditions, competitive developments, and the other risks detailed in Brightline Interactive’s periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

21745 Red Rum Dr., Suite 242, Ashburn, VA 20147 || brightlineinteractive.com